Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-124747 and No. 333-199500) and Form S-8 (No. 333-01225, No. 333-36099, No. 333-36163, No. 333-57223, No. 333-83747, No. 333-83745, No. 333-46472, No. 333-46476, No. 333-46626, No. 333-67944, No. 333-67946, No. 333-90060, No. 333-90062, No. 333-104158, No. 333-104159, No. 333-104160, No. 333-160202, No. 333-160203, No. 333-166354, No. 333-188292 and No. 333-211953) of Hexcel Corporation of our report dated February 4, 2016 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Stamford, Connecticut

February 7, 2018